EXHIBIT 99.1

Corporate & financial news release

CORRECTION – SCOTT’S LIQUID GOLD-INC. REPORTS SECOND QUARTER RESULTS

CORRECTION...by Scott’s Liquid Gold-Inc.

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)-- In the press release dated August 12, 2022, Scott’s Liquid Gold-Inc. did not provide additional information and reconciliations related to non-GAAP financial measures.

The updated release reads:

SCOTT’S LIQUID GOLD-INC. REPORTS SECOND QUARTER RESULTS

Second Quarter 2022 Highlights:

•	Second quarter 2022 net sales of $5.4 million vs. $7.8 million in 2021, including $6.5 million of same brand net sales* in 2021
•	Net loss of $4.3 million in Q2 2022 vs. $1.1 million in 2021
•	Adjusted loss from operations* of $0.6 million in Q2 2022 and Q2 2021
•	Generated operating cash flow of $0.5 million

Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced results for the three months ended June 30, 2022.

Second Quarter Financial Results

In the second quarter of 2022, net sales decreased primarily due to the sale of the Dryel brand and the conclusion of our agreement to distribute Batiste products. BIZ sales declined due to continued supply chain disruptions related to our powder booster products. Sales of our Alpha Skin Care products destined for the China market decreased, and subsequent to quarter-end we terminated our relationship with our exclusive distributor in China and commenced a new go-to-market strategy in that region.

Our net loss of $4.3 million was primarily driven by the $3.6 million impairment of goodwill and intangible assets related to our Kids N Pets and Messy Pet product lines.

Despite the decreased sales levels compared to a year ago, our adjusted loss from operations* remained consistent between the second quarter of 2022 versus the same period in 2021 due to various improvements to our cost structure.

Management Commentary

"Despite a challenging operating environment, we remain committed to maximizing our value proposition for consumers across our entire portfolio of brands,” said Tisha Pedrazzini, President of Scott’s. “We have reduced overhead and continue to optimize and simplify our production and logistics networks. While inflation and supply chain shortages in select products continue to be a headwind, we continue to pursue marketing strategies that drive conversion while reducing expenditures and providing our customers the value that they have come to count on from Scott’s.”

*Indicates a non-GAAP financial measure. Please refer to “Exhibit 1 – Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and a reconciliation of these non-GAAP financial measures to the related GAAP measures.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$5,383	$7,769	$11,172	$16,613
Cost of sales	3,108	4,662	5,978	9,525
Gross profit	2,275	3,107	5,194	7,088

Operating expenses:
Advertising	174	203	326	362
Selling	1,844	2,392	4,061	4,801
General and administrative	698	1,687	1,444	2,972
Intangible asset amortization	121	264	226	529
Impairment of goodwill and intangible assets	3,589	-	3,589	-
Total operating expenses	6,426	4,546	9,646	8,664
Loss from operations	(4,151)	(1,439)	(4,452)	(1,576)

Interest expense	(130)	(76)	(280)	(110)
Loss before income taxes and discontinued operations	(4,281)	(1,515)	(4,732)	(1,686)
Income tax (expense) benefit	(52)	400	(52)	445
Loss from continuing operations	(4,333)	(1,115)	(4,784)	(1,241)
Income (loss) from discontinued operations, net of taxes	-	49	-	(105)
Net loss	$(4,333)	$(1,066)	$(4,784)	$(1,346)

Basic and diluted net loss per common shares:
Loss from continuing operations	$(0.34)	$(0.08)	$(0.38)	$(0.10)
Loss from discontinued operations	$-	$-	$-	$(0.01)
Net loss	$(0.34)	$(0.08)	$(0.38)	$(0.11)

Weighted average shares outstanding:
Basic and diluted	12,749	12,618	12,745	12,618

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$66	$770
Restricted cash	250	500
Accounts receivable, net	1,693	3,516
Inventories	5,842	5,677
Income taxes receivable	275	320
Prepaid expenses	293	436
Total current assets	8,419	11,219

Property and equipment, net	4	7
Goodwill	838	1,710
Intangible assets, net	2,359	5,160
Operating lease right-of-use assets	2,614	2,735
Other assets	38	38
Total assets	$14,272	$20,869

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,161	$2,647
Accrued expenses	626	747
Current portion of long-term debt	180	1,000
Operating lease liabilities, current portion	259	251
Total current liabilities	3,226	4,645

Long-term debt, net of current portion and debt issuance costs	1,528	1,876
Operating lease liabilities, net of current	2,649	2,780
Other liabilities	27	27
Total liabilities	7,430	9,328

Shareholders’ equity:
Preferred Stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common Stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,749 shares (2022) and 12,727 shares (2021)	1,275	1,273
Capital in excess of par	7,872	7,789
(Accumulated deficit) retained earnings	(2,305)	2,479
Total shareholders’ equity	6,842	11,541
Total liabilities and shareholders’ equity	$14,272	$20,869

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,784)	$(1,346)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	339	905
Stock-based compensation	85	102
Deferred income taxes	-	(503)
Impairment of goodwill and intangible assets	3,589	-
Change in operating assets and liabilities:
Accounts receivable	1,823	(211)
Inventories	(165)	(2,782)
Prepaid expenses and other assets	143	166
Income taxes receivable	45	22
Accounts payable, accrued expenses, and other liabilities	(609)	2,942
Total adjustments to net loss	5,250	641
Net cash provided by (used in) operating activities	466	(705)

Cash flows from investing activities:
Purchase of software	(142)	(113)
Net cash used in investing activities	(142)	(113)

Cash flows from financing activities:
Repayments on term loans	(2,000)	(500)
Proceeds from revolving credit facility	14,737	19,517
Repayments of revolving credit facility	(14,015)	(18,184)
Net cash (used in) provided by financing activities	(1,278)	833

Net (decrease) increase in cash and restricted cash	(954)	15

Cash and restricted cash, beginning of period	1,270	5
Cash and restricted cash, end of period	$316	$20

Supplemental disclosures:
Cash paid during the period for interest	$170	$212

Exhibit 1 – Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release which may not be the same as or comparable to similar measures presented by other companies:

•

Same brand net sales: Measure of net sales excluding impacts of acquisitions, divestitures, and changes in distributor relationships from year over year comparisons. For the three months ended June 30, 2021, these sales exclude $1.2 million of net sales associated with the Batiste brand we no longer distribute and are summarized under the line item of ‘Excluded net sales’ in the table below for each period presented. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales dollars on a consistent basis.

•

Adjusted loss from operations: Loss from operations excluding the impact of certain costs that are not expected to be incurred on an ongoing basis in future operating periods. For the three months ended June 30, 2022, the costs excluded were impairment of goodwill and intangible assets of $3.6 million. For the three months ended June 30, 2021, the costs excluded were restructuring costs associated with separation of employees of $0.8 million. These items are summarized under the line item ‘Excluded costs’ in the table below for each period presented. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.

We use these financial measures internally to evaluate segment and overall operating performance. While we believe that these financial measures are useful in evaluating our underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2022 and 2021

(in thousands) (Unaudited)

	2022	2021
Same brand net sales
Net sales, GAAP	$ 5,383	$ 7,769
Excluded net sales	-	(1,229)
Same brand net sales, non-GAAP	$ 5,383	$ 6,540

	2022	2021
Adjusted loss from operations
Loss from operations, GAAP	$ (4,151)	$ (1,439)
Excluded costs	3,589	805
Adjusted loss from operations, non-GAAP	$ (562)	$ (634)

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. (SLG-Inc.) is a leading manufacturer and marketer of consumer products sold nationally and internationally to retail channels over the last 70 years. SLG-Inc. markets and distributes some of the most trusted and recognized consumer brand names, including its namesake wood cleaning products; Alpha Skin Care®; Kids N Pets®; Messy Pet®; BIZ®; Denorex®; Prell® and other brands.

Investor Relations Contact:

David Arndt

Chief Financial Officer

303.576.6027